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                                                        EXHIBIT 23



                       Consent of Independent Auditors




To the Shareholders and Board of Directors
Belden & Blake Corporation

We consent to the incorporation by reference of our report dated February 29, 1996, with respect to the consolidated financial statements of Belden & Blake Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1995, in the following Registration Statements and related
Prospectuses:

      Registration
        Number                    Description of Registration Statement
  ----------------        --------------------------------------------------

      33-62785            Non-Employee Director Stock Option Plan -- Form S-8

      33-69802            Employees 401(K) Profit Sharing Plan -- Form S-8



                                                        ERNST & YOUNG LLP


Cleveland, Ohio
March 11, 1996